Gannett Announces Third Quarter 2022 Results and Reiterates Full Year Outlook

28.5% Digital-Only Paid Subscriber Growth Year-Over-Year to 1.98 million Paid Subscribers
Record High Digital Marketing Solutions Core Platform Revenues of $118.7 million
Repaid $24.3 million in Debt During the Quarter and $129.9 million of Debt Year-to-Date(1)

MCLEAN, VA — November 3, 2022 — Gannett Co., Inc. ("Gannett", "we", "us", "our", or the "Company") (NYSE: GCI) today reported its financial results for the third quarter ended September 30, 2022.

“The Company continues to respond decisively to the ongoing macroeconomic volatility and inflationary pressures. We continue to execute on $200 million to $240 million in annualized cost savings through the implementation of temporary and permanent actions that are expected to give us near-term flexibility and allow us to continue forward towards the Company's digital transformation,” said Michael Reed, Gannett Chairman and Chief Executive Officer. “While these cost saving initiatives drove a sequential improvement to Adjusted EBITDA and Adjusted EBITDA margin in the third quarter, we expect to capture most of the benefits in the fourth quarter of 2022 and the full year of 2023."

"The results in our Digital-only and Digital Marketing Solutions businesses in the third quarter are evidence that our digital transformation is progressing well. We finished the third quarter with 1.98 million digital-only paid subscribers, growing 28.5% year-over-year, and during October, we accomplished an important milestone by surpassing 2.0 million digital-only paid subscribers. Also, our Digital Marketing Solutions business achieved record high core platform revenue during the third quarter, while maintaining double-digit Adjusted EBITDA margins for the sixth consecutive quarter."

“We also remain committed to continued optimization of our overall capital structure, in part through our continued debt reduction. During the third quarter we repaid $24.3 million in debt with an additional repayment of $30.7 million subsequent to the end of the third quarter. While we continue to navigate a difficult operating environment, we are confident in our belief that the actions we are taking are positioning Gannett on a path towards revenue and free cash flow growth as well as increased value for our shareholders over the long-term.”

Third Quarter 2022 Financial Highlights:
•Total revenues of $717.9 million decreased 10.3% compared to the third quarter of 2021
◦Same store revenues(2) decreased 9.0% compared to the third quarter of 2021
•Total digital revenues were $256.4 million or 35.7% of total revenues, down 2.3% over the same period in the prior year on a same store(2) basis mainly as a result of weakness in digital media year-over-year
•Net loss attributable to Gannett of $54.1 million, a loss margin of 7.5%
•Adjusted net income attributable to Gannett(2) of $48.4 million
•Adjusted EBITDA(2) totaled $51.9 million, a decrease of 49.1% compared to the third quarter of 2021
◦Sequential improvement of 2.1% compared to the second quarter of 2022
◦Adjusted EBITDA margin(2) of 7.2%, representing sequential improvement of 40 basis points compared to the second quarter of 2022
•Cash provided by operating activities of $31.3 million
•Free cash flow(2) of $18.6 million

(1) Reflects subsequent events occurring after the end of the third quarter and as of November 3, 2022.
(2) See "Use of Non-GAAP Information" below for information about this non-GAAP measure.

Additional Business Highlights:

•Digital-only paid subscribers of 1.98 million at the end of the third quarter of 2022, up 28.5% compared to same period in the prior year
◦Digital-only circulation revenues of $34.5 million grew 35.4% year-over-year on a same store basis(2) and increased 34.3% in the third quarter of 2022 compared to the same period in the prior year
•178 million average monthly unique visitors in the third quarter of 2022 with 126 million average monthly unique visitors coming from our USA TODAY NETWORK (based on September 2022 Comscore Media Metrix®) and 52 million average monthly unique visitors resulting from our U.K. digital properties
•Digital Marketing Solutions segment revenues were $120.0 million, and on a same store basis(2) increased 3.4% in the third quarter of 2022 compared to the same period in the prior year
◦Total core platform revenues(3) experienced a record high of $118.7 million in the third quarter of 2022, up 5.3% compared to the same quarter in the prior year
◦Total core platform customers of 15,800 in the third quarter of 2022 up 2.6% compared to the third quarter of 2021
◦Average revenue per user(4) was $2,511 in the third quarter of 2022, increasing 2.6% compared to the third quarter of 2021
◦Net income attributable to Gannett within the segment was $5.4 million in the third quarter and Net income attributable to Gannett margin within the segment was 4.5% in the third quarter of 2022 versus 4.3% in the same quarter of the prior year
◦Adjusted EBITDA(2) within the segment of $15.7 million in the third quarter of 2022, increasing 4.4% compared to the same period in the prior year. Adjusted EBITDA margin(2) within the segment increased to 13.1% in the third quarter of 2022 versus 12.9% in the same quarter of the prior year
•As of September 30, 2022, the Company had cash and cash equivalents of $124.9 million
•Total principal amount of debt outstanding as of September 30, 2022 was $1,319.5 million including $830.9 million in first lien debt, which resulted in a First Lien Net Leverage(5) of 2.50x
•During the third quarter of 2022, the Company repaid $24.3 million of debt
◦The Company repurchased approximately $7.0 million of 2026 Senior Notes for approximately $5.5 million, representing a discount to par
◦The Company repaid $17.3 million of its five-year senior secured term loan facility (the “New Senior Secured Term Loan”) using the proceeds from real estate and other asset sales totaling $2.2 million and its scheduled quarterly amortization of $15.1 million
•Subsequent to September 30, 2022, the Company repaid approximately $30.7 million of debt from cash on hand
◦The Company repurchased approximately $17.8 million of the 2026 Senior Notes for approximately $14.4 million representing a discount to par
◦The Company repaid $12.8 million of its New Senior Secured Term Loan using the proceeds from real estate and other asset sales
(3) Core platform revenues is defined as revenue derived from customers utilizing our proprietary digital marketing services platform that are sold by either our direct or local market teams.
(4) Average revenue per user is defined as monthly revenue divided by average customer count within the given period.
(5) As of September 30, 2022, the First Lien Net Leverage ratio was calculated by subtracting cash on the balance sheet from the sum of both our New Senior Secured Term Loan and 6% first lien notes due November 1, 2026 (the “2026 Senior Notes”) and dividing that by Q3 2022 LTM Adjusted EBITDA. Our 6% Senior Secured Convertible Notes due 2027 are second lien as of the completion of the New Senior Secured Term Loan refinancing in October 2021.

Financial Highlights

in thousands	Third Quarter 2022
Revenues	$717,902
Net loss attributable to Gannett	(54,114)
Adjusted EBITDA(6) (non-GAAP)	51,909
Adjusted Net income attributable to Gannett(6) (non-GAAP)	48,382
Cash provided by operating activities	31,294
Free cash flow(6) (non-GAAP)	18,643
(6) Refer to "Use of Non-GAAP Information" below for the Company’s definition of Adjusted EBITDA, Adjusted Net income (loss) attributable to Gannett, and Free cash flow, as well as the reconciliation of such measures to the most comparable GAAP measure.

Business Outlook
The Company reiterates its full year outlook. The Company's estimates do not factor in the impact of any future acquisitions or dispositions.

FY 2022 Outlook
Revenues	$2.95B to $3.0B
Same-store total revenues(7)(8) Year-Over-Year	(7)% to (6)%
Net income (loss) attributable to Gannett	$(70)M to $(60)M
Cash provided by operating activities	$45M to $65M
Free cash flow(7)(8)(9) (non-GAAP)	$0 to $20M
Adjusted EBITDA(7)(8) (non-GAAP)	$270M to $300M
Ending Digital-only subscribers	2.0M to 2.2M
(7) Refer to "Use of Non-GAAP Information" below for the Company’s definition of Adjusted EBITDA, Same-store total revenues, and Free cash flow, as well as the reconciliation of such measures to the most comparable GAAP measure.
(8) Refer to "Business Outlook" on Tables 11, 12 and 13 below for a reconciliation of non-GAAP outlook measures to corresponding GAAP measures.
(9) Capital expenditures are assumed at $40 million to $45 million for full year 2022. Figure does not include asset disposition proceeds which we estimate will be approximately $65 million to $75 million in 2022.
Earnings Conference Call

Management will host a conference call on Thursday, November 3, 2022 at 8:30 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of Gannett’s website, investors.gannett.com. The conference call may be accessed by dialing 1-877-451-6152 (from within the U.S.) or 1-201-389-0879 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference "Gannett Third Quarter Earnings Call" or access code "13724046". A simultaneous webcast of the conference call will be available to the public on a listen-only basis at investors.gannett.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast. A telephonic replay of the conference call will also be available approximately two hours following the call’s completion through 11:59 P.M. Eastern Time on Thursday, November 17, 2022 by dialing 1-844-512-2921 (from within the U.S.) or 1-412-317-6671 (from outside of the U.S.); please reference access code "13724046".

About Gannett

Gannett Co., Inc. (NYSE: GCI) is a subscription-led and digitally-focused media and marketing solutions company committed to empowering communities to thrive. With an unmatched reach at the national and local level, Gannett touches the lives of millions with our Pulitzer Prize-winning content, consumer experiences and benefits, and advertiser products and services. Our current portfolio of media assets includes USA TODAY, local media organizations in 45 states in the U.S., and Newsquest, a wholly owned subsidiary operating in the United Kingdom with more than 150 local news media brands. Gannett also owns digital marketing services companies branded LocaliQ, and runs one of the largest media-owned events business in the U.S., USA TODAY NETWORK Ventures. To connect with us, visit www.gannett.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, our Business Outlook, statements regarding our business outlook, digital revenue performance and growth, growth in our Digital Marketing Solutions segment, growth of and demand for our digital-only subscriptions and digital marketing and advertising services, expectations regarding our free cash flows, revenues, income attributable to Gannett, same-store revenues and cash flows, expectations regarding our growth rate and inflection point, including growth in revenues and Adjusted EBITDA, our ability to create long-term stockholder value, our expectations, in terms of both amount and timing, with respect to debt repayment, our expected capital expenditures, expectations regarding real estate and other asset sales, our strategy, our ability to achieve our operating priorities, our long-term opportunities, economic impacts, our cost reduction programs, our cost structure and future revenue trends and our ability to influence trends. Words such as "expect(s)", believes(s)", "will", "outlook", "target", "continue", "estimate(s)", "project(s)" and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties. These and other risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company’s most recent Annual Report on Form 10-K, our quarterly reports on Form 10-Q, and our other filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Except to the extent required by law, the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

* * * *

For investor inquiries, contact:	For media inquiries, contact:
Trisha Gosser	Lark-Marie Anton
Investor Relations	Corporate Communications
703-854-3000	646-906-4087
investors@gannett.com	lark@gannett.com

# # #

GANNETT CO., INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

Table No. 1
In thousands, except share data	September 30, 2022	December 31, 2021
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$124,867	$130,756
Accounts receivable, net of allowance for doubtful accounts of $12,056 and $16,470 as of September 30, 2022 and December 31, 2021, respectively	270,440	328,733
Inventories	37,853	37,662
Prepaid expenses and other current assets	70,088	80,110
Total current assets	503,248	577,261
Property, plant and equipment, net of accumulated depreciation of $348,363 and $336,500 as of September 30, 2022 and December 31, 2021, respectively	328,607	415,384
Operating lease assets	243,096	271,935
Goodwill	537,898	533,709
Intangible assets, net	638,337	713,153
Deferred tax assets	—	32,399
Pension and other assets	230,466	284,228
Total assets	$2,481,652	$2,828,069

Liabilities and equity
Current liabilities:
Accounts payable and accrued liabilities	$342,815	$357,014
Deferred revenue	161,585	184,838
Current portion of long-term debt	91,117	69,456
Other current liabilities	53,142	51,218
Total current liabilities	648,659	662,526
Long-term debt	708,970	769,446
Convertible debt	402,469	393,354
Deferred tax liabilities	7,161	28,812
Pension and other postretirement benefit obligations	65,911	71,937
Long-term operating lease liabilities	228,412	254,969
Other long-term liabilities	106,935	117,410
Total noncurrent liabilities	1,519,858	1,635,928
Total liabilities	2,168,517	2,298,454
Commitments and contingent liabilities
Equity
Preferred stock, $0.01 par value per share, 300,000 shares authorized, of which 150,000 shares are designated as Series A Junior Participating Preferred Stock, none of which were issued and outstanding at September 30, 2022 and December 31, 2021	—	—
Common stock, $0.01 par value per share, 2,000,000,000 shares authorized, 152,710,398 shares issued and 146,218,045 shares outstanding at September 30, 2022; 144,667,389 shares issued and 142,299,399 shares outstanding at December 31, 2021	1,527	1,446
Treasury stock, at cost, 6,492,353 shares and 2,367,990 shares at September 30, 2022 and December 31, 2021, respectively	(14,706)	(8,151)
Additional paid-in capital	1,406,556	1,400,206
Accumulated deficit	(1,032,168)	(921,399)
Accumulated other comprehensive (loss) income	(47,803)	59,998
Total Gannett stockholders equity	313,406	532,100
Noncontrolling interests	(271)	(2,485)
Total equity	313,135	529,615
Total liabilities and equity	$2,481,652	$2,828,069

GANNETT CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

Table No. 2	Three months ended September 30,
In thousands, except per share amounts	2022	2021
Advertising and marketing services	$361,847	$412,020
Circulation	264,732	306,702
Other	91,323	81,463
Total operating revenues	717,902	800,185
Operating costs	459,343	480,289
Selling, general and administrative expenses	212,473	225,596
Depreciation and amortization	44,778	48,107
Integration and reorganization costs	33,311	13,619
Asset impairments	71	2,301
Gain on sale or disposal of assets, net	(7,180)	(833)
Other operating expenses	249	4
Total operating expenses	743,045	769,083
Operating income (loss)	(25,143)	31,102
Interest expense	27,750	34,603
(Gain) loss on early extinguishment of debt	(1,228)	3,761
Non-operating pension income	(14,990)	(23,860)
Other non-operating income, net	(651)	(931)
Non-operating expenses	10,881	13,573
Income (loss) before income taxes	(36,024)	17,529
Provision for income taxes	18,098	2,984
Net income (loss)	(54,122)	14,545
Net loss attributable to noncontrolling interests	(8)	(142)
Net income (loss) attributable to Gannett	$(54,114)	$14,687

Interest adjustment to Net income (loss) attributable to Gannett to assumed conversions of the 2027 Notes, net of taxes	$—	$7,598
Net income (loss) attributable to Gannett for diluted earnings per share	$(54,114)	$22,285

Income (loss) per share attributable to Gannett - basic	$(0.39)	$0.11
Income (loss) per share attributable to Gannett - diluted	$(0.39)	$0.09

GANNETT CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

Table No. 3	Nine months ended September 30,
In thousands	2022	2021
Operating activities
Net loss	$(110,924)	$(113,447)
Adjustments to reconcile net loss to operating cash flows:
Depreciation and amortization	142,091	154,452
Share-based compensation expense	13,277	13,804
Non-cash interest expense	15,954	18,719
(Gain) loss on sale or disposal of assets, net	(9,612)	9,206
Loss on convertible notes derivative	—	126,600
Loss on early extinguishment of debt	2,264	25,996
Asset impairments	1,010	3,134
Pension and other postretirement benefit obligations	(71,640)	(114,663)
Change in other assets and liabilities, net	50,562	9,546
Cash provided by operating activities	32,982	133,347
Investing activities
Acquisitions, net of cash acquired	(15,432)	—
Purchase of property, plant and equipment	(35,943)	(27,265)
Proceeds from sale of real estate and other assets	71,004	67,434
Change in other investing activities	(548)	(933)
Cash provided by investing activities	19,081	39,236
Financing activities
Payments of deferred financing costs	(957)	(33,921)
Borrowings under term loans	80,000	1,045,000
Repayments under term loans	(92,212)	(1,220,751)
Repayments of long-term debt	(35,355)	—
Acquisition of noncontrolling interests	(2,050)	—
Treasury stock	(6,529)	(2,034)
Changes in other financing activities	(941)	(578)
Cash used for financing activities	(58,044)	(212,284)
Effect of currency exchange rate change on cash	(1,447)	389
Decrease in cash, cash equivalents and restricted cash	(7,428)	(39,312)
Cash, cash equivalents and restricted cash at beginning of period	143,619	206,726
Cash, cash equivalents and restricted cash at end of period	$136,191	$167,414

GANNETT CO., INC.
SEGMENT INFORMATION
(Unaudited)

Table No. 4	Three months ended September 30,
In thousands	2022	2021
Operating revenues:
Gannett Media	$633,006	$715,807
Digital Marketing Solutions	120,049	116,771
Corporate and Other	1,328	1,649
Intersegment eliminations	(36,481)	(34,042)
Total	$717,902	$800,185

Adjusted EBITDA:
Gannett Media	$46,023	$101,001
Digital Marketing Solutions	15,690	15,024
Corporate and Other	(9,804)	(13,958)
Total	$51,909	$102,067

USE OF NON-GAAP INFORMATION

The Company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a U.S. GAAP basis. These non-GAAP financial measures, which may not be comparable to similarly titled measures reported by other companies, should not be considered in isolation from or as a substitute for the related U.S. GAAP measures and should be read together with financial information presented on a U.S. GAAP basis.

The Company defines its non-GAAP measures as follows:

•Adjusted EBITDA is a non-GAAP performance measure the Company believes offers a useful view of the overall and segment operations of our business. The Company defines Adjusted EBITDA as Net income (loss) attributable to Gannett before: (1) Income tax expense (benefit), (2) Interest expense, (3) Gains or losses on the early extinguishment of debt, (4) Non-operating pension income, (5) Loss on convertible notes derivative, (6) Depreciation and amortization, (7) Integration and reorganization costs, (8) Other operating expenses, including third-party debt expenses and acquisition costs, (9) Asset impairments, (10) Goodwill and intangible impairments, (11) Gains or losses on the sale or disposal of assets, (12) Share-based compensation, and (13) certain other non-recurring charges. The most directly comparable U.S. GAAP measure is Net income (loss) attributable to Gannett.

•Adjusted EBITDA margin is a non-GAAP performance measure the Company believes offers a useful view of the overall and segment operations of our business. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by total Operating revenues.

•Adjusted Net income (loss) attributable to Gannett is a non-GAAP performance measure the Company believes offers a useful view of the overall operations of our business and is useful to analysts and investors in evaluating the results of operations and operational trends. The Company defines Adjusted Net income (loss) attributable to Gannett before (1) Gains or losses on the early extinguishment of debt, (2) Loss on convertible notes derivative, (3) Integration and reorganization costs, (4) Other operating expenses, including third-party debt expenses and acquisition costs, (5) Asset impairments, (6) Goodwill and intangibles impairments, (7) Gains or losses on the sale or disposal of assets, (8) certain other non-recurring charges, and (9) the tax impact of the above items.

•Free cash flow is a non-GAAP liquidity measure that adjusts our reported U.S. GAAP results for items we believe are critical to the ongoing success of our business. The Company defines Free cash flow as Cash provided by operating activities as reported on the Consolidated Statement of Cash Flows less capital expenditures, which results in a figure representing Free cash flow available for use in operations, additional investments, debt obligations, and returns to stockholders. The most directly comparable U.S. GAAP financial measure is Cash provided by operating activities.

•Same store revenues is a non-GAAP performance measure based on GAAP revenues for Gannett for the current period, excluding (1) acquired revenues (2) currency impact, and (3) exited operations.

Management’s Use of Non-GAAP Measures

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not measurements of financial performance under U.S. GAAP and should not be considered in isolation or as an alternative to income from operations, net income (loss), margin, revenues, cash flow provided by (used for) operating activities, or any other measure of performance or liquidity derived in accordance with U.S. GAAP. We believe these non-GAAP financial measures, as we have defined them, are helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance on our day-to-day operations. These measures provide an assessment of controllable expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance.

We use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues as measures of our day-to-day operating performance, which is evidenced by the publishing and delivery of news and other media and excludes certain expenses that may not be indicative of our day-to-day business operating results.

Limitations of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues

Each of our non-GAAP measures have limitations as analytical tools. They should not be viewed in isolation or as a substitute for U.S. GAAP measures of earnings or cash flows. Material limitations in making the adjustments to our earnings to calculate Adjusted EBITDA and Adjusted Net income (loss) attributable to Gannett using these non-GAAP financial measures as compared to U.S. GAAP net income (loss) include: the cash portion of interest / financing expense, income tax (benefit) provision, and charges related to asset impairments, which may significantly affect our financial results.

Management believes these items are important in evaluating our performance, results of operations, and financial position. We use non-GAAP financial measures to supplement our U.S. GAAP results in order to provide a more complete understanding of the factors and trends affecting our business.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not alternatives to net income, margin, income from operations, cash flows provided by (used for) operations or revenues as calculated and presented in accordance with U.S. GAAP. As such, they should not be considered or relied upon as substitutes or alternatives for any such U.S. GAAP financial measure. We strongly urge you to review the reconciliations of Net income (loss) attributable to Gannett to Adjusted EBITDA, Adjusted EBITDA margin, Net income (loss) attributable to Gannett to Adjusted Net income (loss) attributable to Gannett, Cash provided by (used for) operations to Free cash flow and Revenues to Same Store revenues along with our Consolidated financial statements included elsewhere in this report. We also strongly urge you not to rely on any single financial measure to evaluate our business. In addition, because Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not measures of financial performance under U.S. GAAP and are susceptible to varying calculations, the Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues measures as presented in this report may differ from and may not be comparable to similarly titled measures used by other companies.

Non-GAAP Outlook

Our 2022 outlook included in this release includes certain non-GAAP measures, including Same store revenues, Adjusted EBITDA and Free cash flow. The outlook for these items assumes no substantial pandemic-related business continuity issues in 2022 and does not factor in the impact of any further acquisitions or dispositions within 2022. We have provided these non-GAAP measures for future guidance for the same reasons that were outlined above for historical non-GAAP measures.

We have not fully reconciled non-GAAP forward-looking Same store revenues, Adjusted EBITDA and Free cash flow to its most directly comparable GAAP measure because the Company is unable to predict with reasonable certainty those items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, our comparable GAAP measures. For forward-looking Adjusted EBITDA and Same store revenues, the reconciliation is unavailable because it would include forward-looking financial statements in accordance with GAAP that are unavailable without unreasonable effort. For these reasons, we use a projected range of the aggregate amount of certain items in order to calculate our projected non-GAAP Adjusted EBITDA outlook (see Table 11 below), our projected non-GAAP Same Store revenues outlook (see Table 12 below) as well as our projected non-GAAP Free cash flow outlook (see Table 13 below). Accordingly, we are unable to provide a full reconciliation of these non-GAAP measures used in our outlook without unreasonable effort as certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
ADJUSTED EBITDA
(Unaudited)

Table No. 5	Three months ended September 30, 2022
In thousands	Gannett Media	Digital Marketing Solutions	Corporate and Other	Consolidated Total
Net income (loss) attributable to Gannett	$9,774	$5,385	$(69,273)	$(54,114)
Provision for income taxes	—	—	18,098	18,098
Interest expense	—	—	27,750	27,750
Gain on early extinguishment of debt	—	—	(1,228)	(1,228)
Non-operating pension income	(14,990)	—	—	(14,990)
Depreciation and amortization	32,821	7,252	4,705	44,778
Integration and reorganization costs	25,378	431	7,502	33,311
Other operating expenses	(48)	—	297	249
Asset impairments	71	—	—	71
(Gain) loss on sale or disposal of assets, net	(7,171)	2	(11)	(7,180)
Share-based compensation expense	—	—	4,499	4,499
Other items	188	2,620	(2,143)	665
Adjusted EBITDA (non-GAAP basis)	$46,023	$15,690	$(9,804)	$51,909
Net income (loss) attributable to Gannett margin	1.5%	4.5%	NM	(7.5)%
Adjusted EBITDA margin (non-GAAP basis)	7.3%	13.1%	NM	7.2%
NM indicates not meaningful.

	Three months ended September 30, 2021
In thousands	Gannett Media	Digital Marketing Solutions	Corporate and Other	Consolidated Total
Net income (loss) attributable to Gannett	$84,137	$5,005	$(74,455)	$14,687
Provision for income taxes	—	—	2,984	2,984
Interest expense	—	—	34,603	34,603
Loss on early extinguishment of debt	—	—	3,761	3,761
Non-operating pension income	(23,860)	—	—	(23,860)
Depreciation and amortization	35,861	7,986	4,260	48,107
Integration and reorganization costs	3,512	931	9,176	13,619
Other operating expenses	—	—	4	4
Asset impairments	2,301	—	—	2,301
(Gain) loss on sale or disposal of assets, net	(1,032)	(91)	290	(833)
Share-based compensation expense	—	—	4,602	4,602
Other items	82	1,193	817	2,092
Adjusted EBITDA (non-GAAP basis)	$101,001	$15,024	$(13,958)	$102,067
Net income (loss) attributable to Gannett margin	11.8%	4.3%	NM	1.8%
Adjusted EBITDA margin (non-GAAP basis)	14.1%	12.9%	NM	12.8%
NM indicates not meaningful.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO GANNETT
(Unaudited)

Table No. 6	Three months ended September 30,
In thousands	2022	2021
Net income (loss) attributable to Gannett	$(54,114)	$14,687
(Gain) loss on early extinguishment of debt	(1,228)	3,761
Integration and reorganization costs	33,311	13,619
Other operating expenses	249	4
Asset impairments	71	2,301
Gain on sale or disposal of assets, net	(7,180)	(833)
Other items	(6)	—
Subtotal	(28,897)	33,539
Tax impact of above items	77,279	(7,033)
Adjusted Net income (loss) attributable to Gannett (non-GAAP basis)	$48,382	$26,506

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
FREE CASH FLOW
(Unaudited)

Table No. 7	Three months ended September 30,
In thousands	2022	2021
Cash provided by operating activities (GAAP basis)	$31,294	$40,760
Capital expenditures	(12,651)	(11,444)
Free cash flow (non-GAAP basis)(1)	$18,643	$29,316
(1) For the three months ended September 30, 2022 and 2021 free cash flow was negatively impacted by integration and reorganization costs of $22.4 million and $18.5 million, respectively, and interest paid of $9.1 million and $30.3 million, respectively.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
SAME STORE REVENUES - CONSOLIDATED
(Unaudited)

Table No. 8	Three months ended September 30,
In thousands	2022	2021	% Change
Total revenues	$717,902	$800,185	(10.3)%
Acquired revenues	(12,358)	—	***
Currency impact	8,553	—	***
Exited operations(1)	—	(15,778)	***
Same store total revenues	$714,097	$784,407	(9.0)%

Advertising and marketing services revenues	$361,847	$412,020	(12.2)%
Acquired revenues	(7,504)	—	***
Currency impact	5,163	—	***
Exited operations(1)	—	(13,827)	***
Same store advertising and marketing services revenues	$359,506	$398,193	(9.7)%

Circulation revenues	$264,732	$306,702	(13.7)%
Acquired revenues	(3,723)	—	***
Currency impact	2,498	—	***
Exited operations(1)	—	(1,891)	***
Same store circulation revenues	$263,507	$304,811	(13.6)%

Other revenues	$91,323	$81,463	12.1%
Acquired revenues	(1,131)	—	***
Currency impact	892	—	***
Exited operations(1)	—	(60)	***
Same store other revenues	$91,084	$81,403	11.9%
*** Indicates a percentage change greater than 100.
(1)    In 2022, exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the publishing markets.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
SAME STORE REVENUES - DIGITAL REVENUES
(Unaudited)

Table No. 9	Three months ended September 30,
In thousands	2022	2021	% Change
Total Digital revenues	$256,434	$264,983	(3.2)%
Acquired revenues	(2,037)	—	***
Currency impact	3,377	—	***
Exited operations(1)	—	(1,145)	***
Same store total digital revenues	$257,774	$263,838	(2.3)%
*** Indicates a percentage change greater than 100.
(1)    In 2022, exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the publishing markets.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
SAME STORE REVENUES - DIGITAL MARKETING SOLUTIONS SEGMENT
(Unaudited)

Table No. 10	Three months ended September 30,
In thousands	2022	2021	% Change
Total revenues - Digital Marketing Solutions	$120,049	$116,771	2.8%
Currency impact	658	—	***
Same store total revenues - Digital Marketing Solutions	$120,707	$116,771	3.4%
*** Indicates a percentage change greater than 100.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
BUSINESS OUTLOOK - 2022 GUIDANCE(1)(2)
ADJUSTED EBITDA
(Unaudited)

Table No. 11	Full Year 2022
Net loss attributable to Gannett	$(70)M to $(60)M
Provision for income taxes	$20M to $25M
Interest expense	$105M to 110M
Non-operating pension income	~$(70)M
Depreciation and amortization	~$190M
Integration and reorganization costs	$65M to $85M
Share-based compensation expense	$20M to $25M
Other items	~$5M
Adjusted EBITDA (non-GAAP basis)	$270M to $300M
(1)    Projections are based on Company estimates as of November 3, 2022 and are provided solely for illustrative purposes. Actual results may vary. The Company undertakes no obligation to update this information. Additionally, the Company's estimates do not factor in the impact of any future acquisitions or dispositions. The Company’s future financial results could differ materially from the Company’s current estimates.
(2)    For forward-looking Adjusted EBITDA, the reconciliation is unavailable without unreasonable effort. For this reason, we use a projected range of the aggregate amount of certain items in order to calculate our projected non-GAAP Adjusted EBITDA outlook.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
BUSINESS OUTLOOK - 2022 GUIDANCE(1)(2)
SAME STORE REVENUES
(Unaudited)

	Twelve months ended December 31, 2021 (Est.)	Twelve months ended December 31, 2022 (Est.)(3)
Table No. 12
Total revenues	$3,208M(4)	$2,950M to $3,000M
Acquired revenues	—	$(45)M to $(40)M
Currency impact	—	$20M to $25M
Exited operations	$(60)M to $(55)M(5)	—
Same store total revenues	$3,148M to $3,153M	$2,930M to $2,980M
(1)    Projections are based on Company estimates as of November 3, 2022 and are provided solely for illustrative purposes. Actual results may vary. The Company undertakes no obligation to update this information. Additionally, the Company's estimates do not factor in the impact of any future acquisitions or dispositions. The Company’s future financial results could differ materially from the Company’s current estimates.
(2)    For forward-looking Same store revenues, the reconciliation is unavailable without unreasonable effort. For this reason, we use a projected range of the aggregate amount of certain items in order to calculate our projected non-GAAP Same store revenues outlook.
(3)    In 2022, exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the publishing markets.
(4)    Total revenues as reported.
(5)    Estimated to reflect adjustments for operations expected to be exited during the same period in fiscal 2022 based on current expectations regarding exit timing and specific products and operations to be exited.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
BUSINESS OUTLOOK - 2022 GUIDANCE(1)(2)
FREE CASH FLOW
(Unaudited)

Table No. 13	Full Year 2022
Cash provided by operating activities (GAAP basis)	$45M to $65M
Capital expenditures	~$45M
Free cash flow (non-GAAP basis)	$0 to $20M
(1)    Projections are based on Company estimates as of November 3, 2022 and are provided solely for illustrative purposes. Actual results may vary. The Company undertakes no obligation to update this information. Additionally, the Company's estimates do not factor in the impact of any future acquisitions or dispositions. The Company’s future financial results could differ materially from the Company’s current estimates.
(2)    For forward-looking Free cash flow, the reconciliation is unavailable without unreasonable effort. For this reason, we use a projected range of the aggregate amount of certain items in order to calculate our projected non-GAAP Free cash flow outlook.